ALBERT G. MARQUIS                                                DONNA M. OSBORN
PHILLIP S. AURBACH                                            JEFFREY J. STEFFEN
WILLIAM A. LEVY                                                 PAUL R. WASSGREN
AVECE M. HIGBEE                                                TROY R. DICKERSON
DALE A. HAYES                                                     LORNA J. DROPE
TERRY A. COFFING                MARQUIS & AURBACH      CHRISTOPHER J. RICHARDSON
JAY YOUNG                                                   ANTOINETTE MARSHALL*
SCOTT A. MARQUIS                ATTORNEYS AT LAW                 DAVID T. DUNCAN
JACK CHEN MIN JUAN                                              MATTHEW T. CECIL
FRANK M. FLANSBURG III                                       KENDELEE I.LEASCHER
MARY J. DRURY                                                HILARY B. MUCKLEROY
CRAIG R. ANDERSON                                               DANIEL G. WILMOT
TERRY A. MOORE                                                   SCOTT A. KNIGHT
MICAH S. ECHOLS             direct line: 702-821-2404            JASON M. GERBER
DONALD G. MARTIN       email: dlegrand@marquisaurbach.com            ERIK W. FOX
GERALDINE BARRETTO-KO                                              JOHN M. SACCO
DALE A. HAYES. JR.                                               DAVID A. COLVIN
NICHOLAS D. CROSBY              August 8, 2006                  DAVID G. LEGRAND
JULIE A. WHITMAN                                                      OF COUNSEL
MARK A. HAWKINS                                             *Admitted only in VA
SHANE W. CLAYTON



Via Email and First Class Mail

Tim Sun

President, Geopulse Exploration, Inc. 1055
West Hasting Street Vancouver, BC V6E 2E9
Canada

Re: Offering by GEOPULSE EXPLORATION, INC., a Nevada corporation, of 1,680,000 common shares

         Our File No. 9163-1

Dear Mr. Sun:

        We have acted as Nevada counsel for Geopulse Exploration, Inc., a Nevada corporation ("Company") in conjunction with its aggregate offering of 1,680,000 common shares ("Shares") in the Company pursuant to the Form SB-2 ("Registration Statement").

        In rendering the opinions hereinafter expressed, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, each as amended to date, and such other documents, records, certificates, memoranda and other instruments as we have deemed necessary as a basis for this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.


        Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and all corporate records made available to us by the Company and all public records reviewed are accurate and complete.


                 10001 Park Run Drive o Las Vegas, Nevada 89145
         Phone: 702.382.0711. Fax: 702.382.5816. www.marquisaurbach.com

Tim Sun Page 2




         The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws, including any federal securities law, or any state securities or "blue sky" laws or regulations.

         On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares, when and to the extent issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

         This opinion may not be relied upon by any other person, or used by you for any other purposes, without our prior written consent in each instance.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        MARQUIS & AURBACH

                                        /s/ David G. LeGrand
                                        --------------------
                                        David G. LeGrand




DGL:ps

M&A: 389498 18/8/2006 4:16 PM